As filed with the Securities and Exchange Commission on July 18, 2008

Registration Nos. 333-139684

333-130416

333-121852

333-118307

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT (FILE NO. 333-139684)	POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT (FILE NO. 333-130416)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT (FILE NO. 333-121852)	POST-EFFECTIVE AMENDMENT NO. 2 ON FORM S-3 TO REGISTRATION STATEMENT ON FORM S-1 (FILE NO. 333-118307)

UNDER

THE SECURITIES ACT OF 1933

KINTERA, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	74-2947183 (IRS Employer Identification No.)

9605 Scranton Road, Suite 200

San Diego, California 92121

(858) 795-3000

(Address, including zip code, and telephone number, including area code, of Registrant’s Principal Executive Offices)

Marc E. Chardon

Kintera, Inc.

9605 Scranton Road, Suite 200

San Diego, California 92121

(858) 795-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Donald R. Reynolds, Esq.

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

Approximate date of commencement of proposed sale to public:

Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

Kintera, Inc., a Delaware corporation (the “Registrant”), files this Post-Effective Amendment to each of the following Registration Statements on Form S-3 (collectively, the “Registration Statements”) and hereby deregisters all securities of the Registrant unsold under each of the Registration Statements:

•

Registration Statement on Form S-3, as amended (file no. 333-139684), registering the resale by selling securityholders of up to 5,272,243 shares of common stock of the Registrant, par value $0.001 per share (“Common Stock”), filed with the Securities and Exchange Commission (the “Commission”) on December 27, 2006;

•

Registration Statement on Form S-3, as amended (file no. 333-130416), registering the resale by selling securityholders of up to 6,300,000 shares of Common Stock, filed with the Commission on December 16, 2005;

•

Registration Statement on Form S-3, as amended (file no. 333-121852), registering the resale by selling securityholders of up to 2,500,000 shares of Common Stock, filed with the Commission on January 5, 2005;

•

Registration Statement on Form S-1, as amended, including by post-effective amendment on Form S-3 (file no. 333-118307), registering the resale by selling securityholders of up to 2,510,978 shares of Common Stock, filed with the Commission on August 17, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charleston, State of South Carolina, on July 18, 2008.

KINTERA, INC.

By:	/s/ Marc E. Chardon
Marc E. Chardon President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments to the registration statements reflected on the cover page of this filing have been signed by the following persons in the capacities indicated on July 18, 2008.

SIGNATURE	TITLE

/s/ Marc E. Chardon	President, Chief Executive Officer and Director (Principal Executive Officer)
Marc E. Chardon

/s/ Timothy V. Williams	Treasurer, Chief Financial Officer and Director (Principal Financial Officer)
Timothy V. Williams

/s/ Charles T. Cumbaa	Director
Charles T. Cumbaa